POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Joseph M. O'Donnell, Gerald J. Holland, and William J. Baltrus and each of them, with full power to act without the other, as true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign any Post-Effective Amendment to the Registration Statement of the Stratton Monthly Dividend Shares, Inc. (the "Fund") to be filed with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as Patricia L. Sloan might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 23rd day of March, 1995.

                                       /Patricia L. Sloan/
                                       Patricia L. Sloan
                                       Secretary and Treasurer


                                 ACKNOWLEDGEMENT

State of     Pennsylvania       )
                                ) ss:
County of    Montgomery         )

The foregoing instrument was acknowledged before me on this 23rd day of March, 1995 by Patrica L. Sloan, Secretary and Treasurer of the Stratton Monthly Dividend Shares, Inc.

/M. Antonia O'Donnell/
          NOTARY PUBLIC


                             In and for the County of     Montgomery

                             State of                     Pennsylvania

                             My Commission Expires:       Feb 2, 1998
                             (NOTARIAL SEAL)